INVESTOR PRESENTATION, FEBRUARY 2014 EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), net operating income (“NOI”), Comparable NOI, and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, Comparable NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on February 27, 2014. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

University Park at MIT Cambridge, Massachusetts This award winning 28-acre, mixed-use campus was started by Forest City in the 1980’s and is immediately adjacent to the Massachusetts Institute of Technology in Cambridge. The 2.5 million s.f. project includes a 210 room hotel, 674 residential units, a grocery store, restaurants and retail, in addition to 11 life science buildings. Construction recently began at 300 Massachusetts Ave, a 246,000 s.f. office building that is fully committed under a 15- year lease to Millennium Pharmaceuticals. It is expected to open in Q1-2016. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5 CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY - ADAPTABILITY - ACCOUNTABILITY

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the Greater New York City metropolitan area, Boston, Denver, Dallas, Greater Washington, D.C., Los Angeles, Greater San Francisco, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 6

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 7

RECENT ANNOUNCEMENTS  Greenland Group Definitive Agreement  QIC Partnership  Change in Fiscal Year-End  Released first Corporate Social Responsibility report  Credit Rating Upgrades from Standard & Poor’s Rating Services and Moody’s Investor Services 8

GREENLAND GROUP DEFINITIVE AGREEMENT FOR JOINT VENTURE  GOAL: Secure strategic partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: On December 16, 2013 Forest City and Greenland Group announced a definitive agreement for a joint venture to develop Atlantic Yards, a 22-acre residential and commercial real estate project in Brooklyn, New York. The joint venture remains subject to final regulatory approval.  JOINT VENTURE: Under the terms of the agreement, Greenland Group will make a capital contribution of approximately $200 million to acquire 70% of Atlantic Yards project, excluding Barclays Center and B2, the first residential building. Greenland Group will co-develop the project with Forest City, and share all the project costs going forward at the same percentage interest. Forest City will manage the day-to-day activities on behalf of the JV, which will develop the project consistent with the approved master plan.  IMPACT: The creation of the proposed JV will accelerate vertical development of the project, including the delivery of affordable housing, and also aligns with our strategy of creating capital partnerships to activate our pipeline, generate liquidity and reduce risk. 9

QIC PARTNERSHIP 10 Forest City entered a strategic capital partnership with QIC to invest in both existing assets, as well as future opportunities. As a result of the eight individual joint ventures, QIC acquired 49 percent of Forest City’s share of the properties shown below. These properties make up a highly productive portfolio, generating average sales of approximately $500 per square foot, on a rolling 12-month basis. The transaction raised cash liquidity of approximately $350 million, after transaction costs. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.

CHANGE IN FISCAL YEAR-END  GOAL: To align with industry standards and allow our financial statement users increased comparability of our performance to peers, we have changed from a January 31 Year-end to a December 31 Year-end.  STATUS: We are presenting an 11 month period ended December 31, 2013 as our transition period (the “2013 Transition Period”), including a two-month period ended December 31, 2013 (“Stub Q4 2013”).  IMPACT: Improved disclosure by switching to the industry standard calendar year-end will allow for key stakeholders to easily monitor and compare Forest City financial results on a more timely basis. For a more in depth discussion of the year-end change, please see page 2 of the supplemental package furnished with the SEC on February 27, 2014. 11

RELEASED FIRST CORPORATE SOCIAL RESPONSIBILITY REPORT  GOAL: To communicate our commitment to our core values, through our first ever Corporate Social Responsibility (CSR) report.  STATUS: On August 27, 2013, Forest City released its first Corporate Social Responsibility report, Built on Purpose. The report fulfills the requirements of an Application Level B in accordance with the Global Reporting Initiative (GRI), the leading global framework for CSR reporting.  HIGHLIGHTS: – More than 30 LEED-certified buildings completed or planned – Associate contributions totaling more than $630,000 to the United Way in 2012 – $6 million in energy efficiency savings since 2011 – Over six megawatts of renewable power capacity installed  Impact: Triggered an increase in Forest City’s MSCI Intangible Value Assessment, rating from a BB to an A in a single review rating. According to Greenbiz.com: “The MSCI Intangible Value Asset is a comprehensive review of a company’s risks and opportunities beyond those typically examined in traditional financial analyses. Using industry analysis and peer benchmarking, MSCI evaluates a company on many Environmental, Social and Governance (ESG) factors. The resulting ratings range from AAA on the high end to CCC on the low. Forest City’s rating signifies an increase of two levels, representing a virtually unprecedented accomplishment for the company and reinforcing the importance of its commitment to CSR throughout its mission and core values as an organization.” – Greenbiz.com, December 4, 2013 12

CREDIT RATING UPGRADES FROM S&P AND MOODY’S  GOAL: Continue to improve the overall risk profile of the company, through building a strong, sustaining capital structure.  STATUS: – October 22, 2013: Standard & Poor’s Rating Services raised their rating on Forest City’s senior unsecured notes to ‘B+’ from ‘B’. In addition, they affirmed the ‘B+’ corporate credit rating and stable outlook on Forest City. – October 24, 2013: Moody’s Investors Service raised Forest City’s senior unsecured rating to ‘B2’ from ‘B3’ and revised the rating outlook to stable from positive.  IMPACT: The positive comments and upgrades from both S&P and Moody’s reaffirm the steps we have taken as a company to improve our debt metrics. These upgrades follow an initial credit rating of ‘BB-’ by Fitch Ratings in March, 2013. These ratings give us additional benchmarks to measure our progress as we continue to de-lever and work to improve our balance sheet metrics. Continuing to achieve additional improvement in all of our corporate debt ratings will remain a high priority. 13

 Efficient tax strategies = minimal cash taxes  Multi-product & mixed-use projects  Greater flexibility to retain, invest, and distribute cash  Approximately 10% of debt is corporate recourse debt; all property-level debt is non-recourse TYPICAL REIT  REIT legal structure provides tax benefit  Focus on a single product type  Must distribute 90% of taxable income to shareholders  Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 14

Foundry Lofts Washington, D.C. This adaptive-reuse residential building features 137 loft apartments and 33 penthouse suites. Located at The Yards mixed-use development, this building offers views of the riverfront, the Washington National’s ballpark and even Capitol Hill. 15

BALANCED, DIVERSE NOI SOURCES (1) Includes commercial and residential outlot land sales. (2) Includes limited-distribution subsidized senior housing. (3) Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income. (4) Includes Richmond, Virginia. (5) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 16 NOI by Product Type: 624,896$ NOI by Market 604,526$ Hotels 4,019 Hotels 4,019 Non-outlot land sale 8,927 Non-outlot land sale 8,927 Arena 16,418 Arena 16,418 The Nets (2,802) The Nets (2,802) Corporate Activities (47,507) Corporate Activities (47,507) Write-offs of abandoned development projects and demolition costs (40,401) Write-offs of abandoned development projects and demolition costs (40,401) Other (3) (38,509) Other (3) (38,509) Military Housing 20,370 Grand Total NOI 525,041$ Grand Total NOI 525,041$ Net Operating Income by Product Type Net Operating Income by Core Market Pro-Rata Consolidation (dollars in thousands) 11 Months Ended December 31, 2013 Pro-Rata Consolidation (dollars in thousands) 11 Months Ended December 31, 2013 Retail $209,075 33.5% Office $207,694 33.2% Apartments (2) $160,901 25.7% Military Housing $20,370 3.3% Land (1) $26,856 4.3% Greater New York City $182,599 30.2% Greater Washington, D.C.(4) $59,715 9.9% Los Angeles $55,466 9.2% Boston $44,102 7.3% Denver $43,124 7.1% Greater San Francisco $41,912 6.9% Chicago $23,877 4.0% Philadelphia $23,060 3.8% Dallas $3,590 0.6% Non-Core Markets $85,697 14.2% Regional Malls(5) $41,384 6.8%

NOI BY PRODUCT TYPE AND MARKET(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 17 Eleven Months Ended December 31, 2013 New York City 56% 23% 13% 30.2% Washington DC 10% 9% 13% 9.9% Los Angeles 0% 23% 5% 9.2% Boston 17% 0% 6% 7.3% Denver 0% 4% 4% 7.1% San Francisco 2% 10% 12% 6.9% Chicago 2% 3% 9% 4.0% Philadelphia 2% 3% 9% 3.8% Dallas 0% 0% 2% 0.6% Regional Malls (2) 0% 20% 0% 6.8% Total "Core NOI" 85.8% Cleveland 7% 2% 20% Pittsburgh 2% 2% 1% Florida 0% 0% 1% Other Markets 2% 1% 5% Non-Core Market NOI 14.2% 100% 100% 100% 100.0% Office Retail Apartments Total NOI by Market

NOI BY MARKET AND PRODUCT TYPE(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. 18 Eleven Months Ended December 31, 2013 Office Retail Apartments SUM New York City 64% 26% 10% 100% Washington DC 34% 33% 33% 100% Los Angeles 0% 88% 12% 100% Boston 80% 0% 20% 100% Denver 5% 59% 36% 100% San Francisco 8% 51% 41% 100% Chicago 19% 26% 55% 100% Philadelphia 19% 23% 58% 100% Dallas 0% 0% 100% 100% Cleveland 31% 7% 62% 100% Pittsburgh 26% 68% 6% 100% Florida 0% 87% 13% 100% Las Vegas 0% 100% 0% 100% Other Markets 11% 61% 28% 100% 37% 37% 26% 100%

BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  Recent News: Forest City and our partners at Barclays Center were selected as the developer to renovate and operate Nassau Veterans Memorial Coliseum. This opportunity will serve as a complimentary venue to Barclays Center, resulting in synergies between the two arenas.  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  Barclays Center was ranked by Billboard and Venues Today magazines as the top- grossing U.S. venue for concerts and family shows and the top-seller of tickets in their 2013 report. 19

RECENTLY OPENED AT THE YARDS 20  Opened Q4 2012  39,000 s.f. adaptive-reuse project  Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard  As of February 17, 2014, 84% leased  Opened Q3 2013  32,000 s.f. adaptive-reuse project  Office building with street-level restaurants  FC Washington relocated office location  As of February 17, 2014, 83% leased BOILERMAKER SHOPS LUMBER SHED

RECENTLY OPENED: THE CONTINENTAL 21  Located at our Mercantile Place on Main development in Dallas, Texas  Opened: Q1 – 2013  As of February 17, 2014, 84% leased  203-Unit Apartment Building  Forest City now has more than 700 apartments in downtown Dallas located at Mercantile Place on Main, Wilson Building and The Continental.

RECENTLY OPENED: 22  Phased openings began Q3 2013  128-unit community located in Stratford, CT  A transit-oriented development, located near the local rail station and I-95  As of February 17, 2014, 30% leased  Phased openings began Q3 2013  In total, the community will consist of 24 buildings with a total of 352 one- and two-bedroom apartments and three-bedroom townhomes located at our Stapleton project in Denver, CO  As of February 17, 2014, 71 units leased of 128 units delivered (55%) 1111 STRATFORD ASTER CONSERVATORY GREEN

UNDER CONSTRUCTION: B2 BKLYN  First residential tower at Atlantic Yards, immediately adjacent to Barclays Center  Included in ASRS Development Fund  First modules delivered in December, 2013  Anticipated opening of Q4-2014  32 Floors, 322’ tall  363 Units: 50% Below Market/50% Market Rate  4,000 s.f. of ground floor retail  Full service building with luxury amenities  Expected to achieve LEED Silver certification 23

UNDER CONSTRUCTION: TWELVE12  A mixed-use project with 218 rental apartments above 88,000 s.f. of street-level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center  As of February 17, 2014, 92% lease commitment (retail)  Q3-14 anticipated opening 24

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.



Foundry Lofts Apts.
Residential/Retail
Opened Q4-2011
Boilermaker Shops
Retail/Office
Opened Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Parcel H
(Entitled
Future
Residential)
Parcel N
Residential/Retail
Opening Q1-2016
DC Water
Parcels
(Potential Future
Development)
Lumber Shed
Dining/Office
Opened Q3-2013
Riverfront Park (5.5 Acres)
Completed Fall 2010
M
USDOT HEADQUARTERS
USDOT HEADQUARTERS
QUANDER STREET SE
N STREET SE
TINGEY STREET SE
WATER STREET SE
RIVER STREET SE
WASHINGTON NAVY YARD
NATIONALS BALLPARK
ANACOSTIA RIVER
Retail
Residential
Office
theyards

FORESTCITY

25

ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN  Signed a definitive agree to form a joint venture with Greenland Group  Under the proposed JV, Greenland would acquire 70% of the remaining future development, co-develop the project with Forest City, and share in the entire project costs going forward at the same percentage interest  6,400 Residential Units / 2,250 Affordable  Transit and Infrastructure Improvements  LEED Certified & Sustainable Development 26

NON-CORE ASSET DISPOSITIONS (UPDATE)  Forest City continues to pursue a strategy of disposing non-core assets.  2012: We disposed of 12 non-core operating properties, generating cash liquidity of $129 million. In addition, as part of our focus on core rental properties, we successfully completed the sale of substantially all of our land held for disposition, a strategic decision announced at the beginning of 2012.  2013: We disposed of 10 non-core operating properties, generating net cash proceeds of approximately $250 million. These cash proceeds were primarily related to the sale of Millender Center, an apartment community in Detroit, Michigan, Higbee Building, an office building in Cleveland, Ohio, and Orchard Town Center, a regional mall in Westminster, Colorado. Also, the sales of Sheraton Station Square and Westin Convention Center both in Pittsburgh, Pennsylvania were the last hotels in our portfolio.  2014: We continue to seek disposition of non-core assets in non-core markets and expect to generate cash proceeds in our historical range of approximately $150 million for the fiscal year 2014. 27

Charleston Town Center Charleston, WV This premier shopping and dining destination features over 130 specialty shops on three levels. Located in downtown Charleston, adjacent to the Charleston Civic Center, the center is just minutes from the interstate, Yeager Airport and 1,500 hotel rooms. In 2012, Forest City made major renovations, resulting in operating efficiencies and improved customer experience. 28

Pro-Rata Consolidation (Dollars in thousands) 11 Months Ended December 31, 2013 11 Months Ended December 31, 2012 Comparable NOI - Total 514,372$ -0.2% 515,187$ Comparable NOI - Office 193,070$ -6.4% 206,375$ Comparable NOI - Retail 183,670$ 3.6% 177,364$ Comparable NOI - Residential 137,632$ 4.7% 131,448$ "Core NOI" % 85.8% 1.5% 84.3% Pro-Rata Consolidation (Dollars in thousands) 11 Months Ended December 31, 2013 Year Ended January 31, 2013 Funds From Operations 22,261$ -91.7% 267,408$ Operating Funds From Operations 163,365$ -26.9% 223,632$ Pro-Rata Consolidation (Dollars in thousands) December 31, 2013 January 31, 2013 Total Mortgage debt and notes payable, nonrecourse 6,491,293$ -11.0% 7,297,685$ Total Projects under Construction & Development (includes Development project held for sale) 865,676$ -21.6% 1,103,854$ % Change % Change % Change 2013 RESULTS - AT A GLANCE 29 “2013 was a transformational year for Forest City in many ways. The continued execution of our key strategies is strengthening our balance sheet and reducing risk, improving the overall quality of our mature portfolio, focusing future development in the strongest markets, and ensuring that we strive for efficient, best-in-class operations. These actions are positioning the company for future growth and value creation.” – David LaRue, President and CEO

December 31, 2013 December 31, 2012 FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis) 499$ 6.2% 470$ 2 Months Ended December 31, 2013 3 Months Ended January 31, 2013 Residential Total Comparable Monthly Average Rental Rates 1,334$ 3.1% 1,294$ Contractual Rent PSF (1) (2) Prior Rent PSF (1) (2) 11 Month Regional Mall Leasing Spread PSF (New vs Expiring) 57.26$ 17.5% 48.75$ 11 Month Office Leasing Spread PSF (New vs Expiring) 38.58$ 1.9% 37.86$ % Change % Change % Change 2013 RESULTS - AT A GLANCE We are committed to execute on our strategy of operational excellence 30 (1) Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. (2) For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

OFFICE PORTFOLIO OVERVIEW  42 operating properties, 11.1M s.f. in conventional and life science office  Concentrations in Greater New York City and Boston  Key properties: – New York Times, Manhattan (shown) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 31 89.5% 91.0% 92.8% 92.6% 92.8% 80.0% 85.0% 90.0% 95.0% 100.0% January 31, 2013 April 30, 2013 July 31, 2013 October 31, 2013 December 31, 2013 Office Comparable Occupancy Recap As of:

APARTMENT PORTFOLIO OVERVIEW  117 operating apartment communities, 32,907 total units (23,468 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – Foundry Lofts, Washington D.C. – Metro 417, Los Angeles – Presidio Landmark, San Francisco (shown) Presidio Landmark, San Francisco 32 94.7% 94.5% 94.7% 94.8% 94.7% 80.0% 85.0% 90.0% 95.0% 100.0% January 31, 2013 April 30, 2013 July 31, 2013 October 31, 2013 December 31, 2013 Quarterly Residential Comparable Occupancy As of:

RETAIL PORTFOLIO OVERVIEW  41 centers, 22.5M total s.f., 13.8M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond – Victoria Gardens, Rancho Cucamonga, CA – Westchester’s Ridge Hill, New York (Shown) – 42nd Street, New York (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the supplemental package furnished to the SEC on February 27, 2014. (2) The increase for the rolling 12-months ended December 31, 2013 is primarily due to the exclusion of sales data at Orchard Town Center, which was disposed of in Q4-2013. With a comparable exclusion of Orchard Town Center sales data, sales per square foot for the rolling 12-months ended September 30, 2013, would have been $495. 33 Westchester’s Ridge Hill, Yonkers, New York $470 $476 $480 $482 $499 $450 $475 $500 December 31, 2012 March 31, 2013 June 30, 2013 September 30, 2013 December 31, 2013 FCE Regional Mall Sales per Square Foot (1) (2) Rolling 12-month basis for the periods presented

STAPLETON 34 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. This 4,700-acre, mixed use community is home to an estimated 17,000 residents and includes 5,200 homes, 886 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 10 schools, and 900 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 2,046 acres to date, with 888 acres remaining for future development. As of 12/31/13, the taxable property value added to the City of Denver’s tax rolls totals to approximately $2.5 billion. Current projects under development can be found in the appendix. 0 100 200 300 400 500 600 1/31/2010 1/31/2011 1/31/2012 1/31/2013 12/31/2013* Continued Momentum at Stapleton Lots sold to homebuilders *Represents 11 months ended 12/31/2013

35 8 Spruce Street New York City (Lower Manhattan), New York 8 Spruce Street is the tallest residential building in the Northern Hemisphere (76 stories, 899 units). Designed by renowned architect Frank Gehry, the rental apartment building includes a pre-k through 8th grade school, and an ambulatory care facility for New York Downtown Hospital.

36 †Weighted Average Interest Rate of Senior and Subordinated Debt SENIOR AND SUBORDINATED DEBT AND PREFERRED EQUITY BRIDGE 2013 Year End vs. 2009 Year End (Dollars in millions) $1,084 $700 $564 $512 $178 $870 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2009 Year End Issuing New Convertible Debt/Preferred Equity Converting Debt/Preferred Equity to Common Stock Debt and Preferred Equity Paydowns/ Buybacks Exchanging Straight Debt for Conv Debt/Preferred Equity 2013 Year End Million s ($ ) Actively Accessing the Capital Markets Wtd Average Int Rate† 5.8% Wtd Average Int Rate† 4.0%

37 ADDRESSING RECOURSE DEBT MATURITIES 50 0 50 0 5 0 35 0 30 0 70 0 50 0 10 5 2 9 20 0 30 0 20 0 15 0 10 0 1,58 4 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2020 2034 Total Millions ($ ) Change in Recourse Debt Capacity - 2013 Year End Compared to 2009 Year End 1/31/10 Debt & Revolving Credit Facility Maturities 12/31/13 Convertible Debt Maturities 12/31/13 Revolving Credit Facility Maturities

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 38 Adjusted Q4 2013 Net Stabilized Stabilized Annualized Nonrecourse (Dollars in millions at pro-rata) NOI (1) Adjustments (2) NOI Stabilized NOI (3) Debt (4) Commercial Real Estate A B =A+B Retail Regional Malls 33.8$ 3.3$ 37.1$ 148.4$ (1,602.2)$ Specialty Retail Centers 14.7 0.1 14.8 59.2 (591.8) Subtotal Retail 48.5$ 3.4$ 51.9$ 207.6$ (2,194.0)$ Office Life Science 15.7$ (3.0)$ 12.7$ 50.8$ (371.4)$ New York 29.9 3.2 33.1 132.4 (1,238.7) Central Business District 3.8 0.5 4.3 17.2 (97.1) Suburban/Other 4.0 - 4.0 16.0 (160.0) Subtotal Office 53.4$ 0.7$ 54.1$ 216.4$ (1,867.2)$ Arena 7.1$ 1.9$ 9.0$ 35.8$ (145.1)$ Residential Real Estate Apartments 39.3$ 3.2$ 42.5$ 170.0$ (1,777.6)$ Subsidized Senior Housing 3.3 0.8 4.1 16.4 (116.2) Military Housing 7.1 (3.3) 3.8 15.0 (54.0) Subtotal Rental Properties 158.7$ 6.7$ 165.4$ 661.2$ (6,154.1)$ Other (45.3) 36.5 (8.8) (35.0) — Total Rental Properties 113.4$ 43.2$ 156.6$ 626.2$ (6,154.1)$ Net Asset Value Components - December 31, 2013 Completed Rental Properties (“CRP”)

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 39 Nonrecourse Net Book (Dollars in millions at pro-rata) Book Value (4) Debt (4) Value Projects under construction 242.9$ (124.0)$ 118.9$ Projects under dev elopment(5) 256.0$ (36.3)$ 219.7$ Dev elopment project held for sale 366.8$ (168.3)$ 198.5$ Land held for dev elopment and sale 121.2$ —$ 121.2$ 658.3$ Cash and equiv alents 311.7$ 311.7$ Restricted cash and escrowed funds 345.3$ 345.3$ Notes and accounts receiv able, net (6) 469.9$ 469.9$ Net inv estments and adv ances to unconsolidated entities 252.7$ 252.7$ Prepaid expenses and other deferred costs, net 137.6$ 137.6$ Land held for div estiture 8.6$ (8.6)$ —$ 1,517.2$ Bank rev olv ing credit facility —$ —$ Senior and subordinated debt (700.0)$ (700.0)$ Less: conv ertible debt 700.0$ 700.0$ Construction payables 113.8$ 113.8$ Operating accounts payable and accrued expenses (7) (668.6)$ (668.6)$ (554.8)$ 235.6 Weighted Average Shares Outstanding - Diluted Number of shares for the three months ended December 31, 2013 (in millions) Development Pipeline Other Tangible Assets Recourse Debt and Other Liabilities

Development Pipeline 100% of Pro-Rata Cost Development Pipeline 0% of Pro-Rata Cost FCE-A Stock Price as of 2/21/2014 A 19.50$ 19.50$ Weighted Avg. Shares Outstanding - Diluted B 235.6 235.6 Market Capitalization AXB= C 4,594.2$ 4,594.2$ Net Book Value of Development Pipeline 658.3$ -$ Net Book Value of Other Tangible Assets 1,517.2 1,517.2 Net Book Value of Recourse Debt and Other Liabilities (554.8) (554.8) D 1,620.7$ 962.4$ Implied Equity Value of Completed Rental Properties =C-D 2,973.5$ 3,631.8$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,233.0 6,233.0 Implied Gross Value of Completed Rental Properties 9,206.5$ 9,864.8$ Annualized Stabilized NOI for Completed Rental Properties 626.2$ 626.2$ Implied Cap Rate 6.8% 6.3% 40 IMPLIED CAP RATE USING OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price)

APPENDIX  Lease Expirations 42  Pipeline 44  Military Housing 46  Financial Covenants 48  Westchester’s Ridge Hill – Site Plan 49  Asset Sales 50  Net Asset Value Components Footnotes 51  Operating Funds From Operations Definition 53  Reconciliation of Operating FFO to FFO 54  Reconciliation of Net Earnings/(Loss) to FFO 55 41

RETAIL LEASE EXPIRATIONS As of December 31, 2013 42 (1) Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and overage rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2014 2015 2016 2017 2018 Retail Lease Expirations Percentage of Contractual Rent Expiring As of December 31, 2013 2014 344 1,120,539 10.09% $ 24,438,111 9.26% $ 39.12 2015 300 1,062,258 9.56 24,858,872 9.41 41.09 2016 239 1,048,938 9.45 25,611,071 9.70 46.28 2017 237 1,037,681 9.34 32,069,138 12.15 53.36 2018 182 951,164 8.57 22,123,103 8.38 37.96 Average Contractual Rent Per Square Foot Expiring (1) Expiration Year Number of Expiring Leases Square Feet of Expiring Leases (1) Percentage of Total Leased GLA Contractual Rent Expiring (2) Percentage of Total Contractual Rent

OFFICE LEASE EXPIRATIONS As of December 31, 2013 43 (1) Square feet of expiring leases and average contractual rent per square foot are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square foot includes base rent, common area maintenance and real estate taxes. 2014 77 930,460 9.16% $ 22,553,580 6.53% $ 36.24 2015 54 431,002 4.24 10,073,494 2.92 28.12 2016 81 1,181,785 11.64 30,460,054 8.81 36.03 2017 46 418,576 4.12 8,247,201 2.39 26.32 2018 48 1,262,726 12.43 46,217,834 13.37 42.77 Average Contractual Rent Per Square Foot Expiring (1) Expiration Year Number of Expiring Leases Square Feet of Expiring Leases (1) Percentage of Total Leased GLA Contractual Rent Expiring (2) Percentage of Total Contractual Rent 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2014 2015 2016 2017 2018 Office Lease Expirations Percentage of Contractual Rent Expiring As of December 31, 2013

PROPERTY OPENINGS & PROJECTS UNDER CONSTRUCTION

As of December 31, 2013

2013 Property Openings	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)				
Residential:										
The Continental	Dallas, TX	Q1-13	100%	100%	$ 54.8	$ 54.8	$ 54.8	203	5,000	84%
1111 Stratford	Stratford, CT	Q3-13/Q1-14	100%	100%	23.9	23.9	23.9	128	-	30%
Aster Conservatory Green	Denver, CO	Q3-13/14	90%	90%	49.5	49.5	44.6	352	-	21%
					$ 128.2	$ 128.2	$ 123.3	683	5,000	
Retail Center:										
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%	100%	$ 15.5	$ 15.5	$ 15.5	32,000	32,000	83%
Total 2013 Openings					**$ 143.7**	**$ 143.7**	**$ 138.8**			
Projects Under Construction										
Residential:										
Radian (120 Kingston)	Boston, MA	Q2-14	50% (e)	50%	$ 0.0	$ 133.3	$ 66.7	240	5,000	
2175 Market Street	San Francisco, CA	Q3-14	25%	25%	41.6	41.6	10.4	88	6,000	
The Yards - Twelve12	Washington, D.C.	Q3-14	80% (f)	100%	122.3	122.3	122.3	218	88,000	Retail: 92%
Winchester Lofts	New Haven, CT	Q3-14	90%	90%	58.8	58.8	52.9	158	-	
3700M (West Village)	Dallas, TX	Q3-14/Q4-14	25% (e)	25%	0.0	89.3	22.3	381	-	
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-14	25%	25%	183.9	183.9	46.0	363	4,000	
					$ 406.6	$ 629.2	$ 320.6	1,448	103,000	
Office:										
300 Massachusetts Avenue	Cambridge, MA	Q1-16	50% (e)	50%	$ 0.0	$ 175.1	$ 87.6	246,000	246,000	94%
Total Projects Under Construction					**$ 406.6**	**$ 804.3**	**$ 408.2**			
Fee Development Project (g)										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	-	$ 0.0	$ 138.0	$ 0.0	234,000		

Note: See page 35 in the Supplemental Package for the quarter ended December 31, 2013 for footnotes.

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PROJECTS UNDER DEVELOPMENT

As of December 31, 2013

Below is a summary of our active large scale development projects, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $477.5 million ($629.7 million at full consolidation) of Projects Under Development (including our Development Project Held for Sale) on our balance sheet and pro-rata mortgage debt of $180.2 million ($239.9 million at full consolidation).

1) *Atlantic Yards* - Brooklyn, NY

Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction is underway on the first residential tower, B2 BKLYN, which is expected to open in Q4-2014.

On December 16, 2013, we signed a definitive agreement with Greenland Group Co. ("Greenland"), a Chinese state-owned enterprise, for a joint venture to develop the Brooklyn Atlantic Yards project. If effectuated, the joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland would acquire 70% of the project, co-develop the project with us and share in the entire project costs going forward at the same percentage interest. The joint venture would develop the project consistent with the approved master plan. All due diligence by Greenland has been completed and no other significant contingencies preventing the transaction from closing remain. The agreement is subject to necessary regulatory approvals but it is expected that all approvals will be received, allowing the transaction to close in mid-2014.

We have analyzed the agreement and determined that, upon closing, the joint venture will be accounted for on the equity method of accounting, resulting in the deconsolidation of the investment in Brooklyn Atlantic Yards and its allocation of the site acquisition costs. Based on the facts described above, we have estimated it is 90% likely the transaction will close and the asset will be sold. As a result, we have classified the assets and liabilities as held for sale on our consolidated balance sheet as of December 31, 2013 and recorded the asset at fair value, less costs to sell, resulting in an impairment of $242.4 million (289.9 million at full consolidation) recorded during the two months ended December 31, 2013.

2) *The Yards* - Washington, D.C.

The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed. Additionally, Twelve12 is currently under construction.

3) *The Science + Technology Park at Johns Hopkins* - Baltimore, MD

The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).

4) *Waterfront Station* - Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

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MILITARY HOUSING

As of December 31, 2013

The Company provides development, construction and management services for the following Military Housing projects and receives agreed upon fees for these services. The following summary includes Military Housing properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Dates Opened/ Anticipated Opening	FCE Pro-Rata %	No. of Units
Military Housing				
Air Force Academy	Colorado Springs, CO	2007-2011	50.0%	427
Hawaii Phase IV (Under Construction)	Kaneohe, HI	2007-2014	*	1,141
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	1,175
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	2,520
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Ohana Military Communities, Hawaii Increment I	Honolulu, HI	2005-2008	*	1,952
Pacific Northwest Communities	Seattle, WA	2007-2011	*	2,985
Southern Group:				
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	22
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	345
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	1,188
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	0.0%	630
Total Military Housing Units				**14,104**

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income

Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $6,855,000 and $10,164,000 for the 11 months ended December 31, 2013 and year ended January 31, 2013, respectively.

Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $12,271,000 and $14,398,000 for the 11 months ended December 31, 2013 and year ended January 31, 2013, respectively.

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Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. Military Housing NOI (In Thousands) MILITARY HOUSING NOI 47 $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 2013* Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,968 $11,201 $9,471 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 $2,800 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 $624 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 $6,231 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562 $19,126 * Represents the 11 months ended December 31, 2013

FINANCIAL COVENANTS Forest City’s bank revolving credit facility contains certain restrictive financial covenants. A summary of select financial covenants as defined in the agreement, all of which Forest City is compliant with at December 31, 2013, follows: 48 Requirement As of Current As of As of As of Per Agreement December 31, 2013 "Cushion" October 31, 2013 July 31, 2013 April 30, 2013 Credit F c lity Financial Covenants Deb S rvice Coverage Ratio………………….1.40x 1.60x 0.20x 1.61x 1.64x 1.71x Debt Yield Ratio ……………………………………..>9% 11.57% 2.57% 11.82% 11.29% 11.29% Cash Flow Coverage Ratio ……2.75x 3.62x 0.87x 3.37x 3.28x 3.19x Total Development Ratio……………………….<17% 7.82% 9.18% 8.90% 8.89% 8.53%

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ASSET SALES

(dollars in thousands)

	Count	Cash Proceeds	Net Sales Price	Annualized NOI	Cap Rate	Leverage
Total (2 Yr: 2012-2013)	33	$ 836,561	$ 2,148,599	$ 130,269	6.1%	61%
Total (5 Yr: 2009-2013)	78	$ 1,356,920	$ 3,586,584	$ 226,301	6.3%	62%
Total (7 Yr: 2007-2013)	91	$ 1,557,338	$ 4,009,470	$ 252,404	6.3%	61%
Total (10 Yr: 2004-2013)	115	$ 2,032,738	$ 4,995,085	$ 314,810	6.3%	59%
Total (12 Yr: 2002-2013)	121	$ 2,043,955	$ 5,076,625	$ 321,607	6.3%	60%

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NET ASSET VALUE COMPONENTS FOOTNOTES

1. Adjusted Q4 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended December 31, 2013 in the Supplemental Operating Information section of the supplemental package, furnished to the SEC on Form 8-K on February 27, 2014.
2. The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of February 17, 2014
	(in millions)		
Apartments:			
The Continental	$ 54.8	$ 54.8	84%
1111 Stratford	$ 23.9	$ 23.9	30%
Aster Conservatory Green	$ 49.5	$ 44.6	21%
Specialty Retail Centers:			
The Yards - Boilermaker Shops	$ 21.9	$ 21.9	84%
The Yards- Lumber Shed	$ 15.5	$ 15.5	83%
Regional Mall:			
Westchester's Ridge Hill	$ 891.1	$ 891.1	64%/73%

a) NOI for *The Continental, 1111 Stratford and Aster Conservatory Green, The Yards - Boilermaker Shops and The Yards – Lumber Shed* is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b) NOI for *Westchester's Ridge Hill* is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 853,000 square feet of leases that have been signed, representing 64% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 73%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c) Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q4 2013 NOI to arrive at an annual stabilized NOI of $35.8 million.

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NET ASSET VALUE COMPONENTS FOOTNOTES 52 In addition, we include stabilization adjustments to the Adjusted Q4 2013 NOI as follows: d) Due to the temporary decline in occupancy at One Pierrepont Plaza (New York Office) and Heritage (Apartments), we have included a stabilization adjustment to the Q4 2013 NOI to arrive at our estimate of stabilized NOI. e) Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q4 2013 NOI to arrive at our estimate of stabilized NOI. f) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million. g) Other excludes write-offs of abandoned development projects and demolition costs of $36.2 million, tax credit income of $4.0 million and certain variable development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3. Pro-rata annualized stabilized NOI is calculated by taking the Q4 2013 stabilized NOI times a multiple of four. 4. Amounts are derived from the respective pro-rata balance sheet line item as of December 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, furnished to the SEC on Form 8-K on February 27, 2014. 5. Includes $168.3 million of straight-line rent receivable (net of $11.0 million of allowance for doubtful accounts). 6. Includes $35.9 million of straight-line rent payable.

OPERATING FUNDS FROM OPERATIONS Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance, and may not be directly comparable to similarly-titled measures reported by other companies. We define Operating FFO as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO. In our first year of reporting this measure we included the change in the fair market value of our nondesignated derivatives recorded as interest expense and participation payments to ground lessors on refinancing of our properties in the calculation of Operating FFO. We believe these changes in fair market value and participation payments relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the six months ended July 31, 2013, we modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives and participation payments to ground lessors on refinancing activity. Prior period comparisons were adjusted for comparability purposes. 53

RECONCILIATION OF OPERATING FFO TO FFO

Pro-Rata Consolidation	Three Months Ended December 31, 2013 [1] (in thousands)	Eleven Months December 31, 2013 (in thousands)	Year Ended January 31, 2013 (in thousands)
Portfolio Pre-tax FFO:			
Commercial Group	$ (324,786)	$ (172,983)	$ 266,656
Residential Group	25,839	99,696	126,983
Arena	2,715	(395)	4,716
Land Group	10,204	19,173	(22,782)
Adjustments to Portfolio Pre-Tax FFO:			
Net (gain) loss on land held for divestiture activity	(751)	5,324	33,463
Impairment of non-depreciable real estate	339,793	339,793	—
Write-offs of abandoned development projects and demolition costs	36,209	40,401	26,575
Tax credit income	(3,998)	(21,580)	(22,317)
(Gain) loss on extinguishment of portfolio debt	1,785	(22,558)	(7,529)
Change in fair market value of nondesignated hedges	(3,472)	4,055	(12,823)
Net gain on change in control of interests	—	(2,762)	(4,064)
Straight-line rent adjustments	(11,087)	(20,489)	(15,159)
Participation payments	—	2,801	1,716
Non-outlot land sales	—	(8,927)	(36,484)
Adjustments to Portfolio Pre-Tax FFO subtotal	358,479	316,058	(36,622)
Portfolio Pre-tax Operating FFO	72,451	261,549	338,951
Corporate Group Pre-tax FFO	(33,084)	(116,291)	(116,108)
Loss on extinguishment of debt - Corporate Group	12,099	18,107	789
Operating FFO	51,466	163,365	223,632
Nets Pre-tax FFO	(89)	(2,802)	(4,672)
Add back adjustments to Portfolio Pre-Tax FFO above	(358,479)	(316,058)	36,622
Add back loss on extinguishment of debt - Corporate Group	(12,099)	(18,107)	(789)
Income tax benefit (expense) on FFO	155,230	195,863	12,615
FFO	$ (163,971)	$ 22,261	$ 267,408

[1] See page 27 in the Supplemental Package furnished to the SEC for the 11 months ended December 31, 2013 for footnotes.

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RECONCILIATION OF NET EARNINGS/(LOSS) TO FFO 55 (1) (2) (3) See page 30 in the Supplemental Package furnished to the SEC for the 11 months ended December 31, 2013 for footnotes. Three Months Ended Eleven Months Ended Year Ended December 31, 2013 (1) December 31, 2013 January 31, 2013 (in thousands) Net earnings (loss) attributable to Forest City Enterprises, Inc. (207,413)$ (5,307)$ 36,425$ Depreciation and Amortization—Real Estate Groups 77,497 335,597 301,437 Impairment of depreciable rental properties 87,317 95,372 35,304 Gain on disposition of full or partial interests in rental properties (143,088) (600,393) (151,001) Income tax expense (benefit) adjustments — current and deferred (3) Gain on disposition of full or partial interests in rental properties 55,580 233,980 58,935 Impairment of depreciable rental properties (33,864) (36,988) (13,692) FFO (163,971)$ 22,261$ 267,408$ FFO Per Share - Diluted Numerator (in thousands) : FFO (163,971)$ 22,261$ 267,408$ If-Converted Method (adjustments for interest, net of tax): 3.625% Puttable Senior Notes due 2014 — — 4,438 5.000% Convertible Senior Notes due 2016 — — 1,530 4.250% Convertible Senior Notes due 2018 — — 9,107 3.625% Convertible Senior Notes due 2020 — — — FFO for per share data (163,971)$ 22,261$ 282,483$ Denominator Weighted average shares outstanding—Basic 197,727,604 193,465,572 172,621,723 Effect of stock options, restricted stock and performance shares — 1,584,402 1,081,949 Effect of convertible preferred stock — 88,637 11,414,398 Effect of convertible debt — — 33,499,503 Effect of convertible Class A Common Units — 3,646,755 3,646,755 Weighted average shares outstanding - Diluted (2) 197,727,604 198,785,366 222,264,328 FFO Per Share (0.83)$ 0.11$ 1.27$ (in thousands)

Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $9.0 billion in total assets (12/31/2013). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – Greater New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Chicago, Greater San Francisco, Dallas, and Philadelphia – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net INVESTOR PRESENTATION, FEBRUARY 2014